Ex-99.2 a)

               Management Assertion Regarding Compliance With the
                       Uniform Single Attestation Program
                for Mortgage Bankers Minimum Servicing Standards

As of and for the eighteen month period ended December 31, 2001, Liberty Lending Services, Inc., (Liberty Lending) complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, Liberty Lending had in effect a fidelity bond policy in the amount of $6,000,000 and an errors and omissions policy in the amount of $6,000,000.



                                            /s/ Edward S. Chatfield
                                            ------------------------------
                                            Edward S. Chatfield
                                            Vice President, Loan Servicing


                                            3/21/02
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                                            Date